UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange act of 1934



Date of Report (Date of Earliest Event Reported): February 5, 2001



                         REDWOOD MORTGAGE INVESTORS VII
             (Exact Name of Registrant as Specified in its Charter)

         California                       33-30427              94-3094928
(State or Other Jurisdiction of         (Commission           (I.R.S. Employer
 Incorporation or Organization)         File Number)      Identification Number)



650 El Camino Real, Suite G, Redwood City, California                    94063
         (Address of Principal Executive Offices)                     (Zip Code)

Registrants telephone number, including area code:   (650) 365-5341





Item 4. Change in Registrants' Certifying Accountant

     A. Bruce Cropper, a partner in the accounting firm of Caporicci, Cropper & Larson, LLP has been providing audit and accounting services to Redwood Mortgage Investors VII since its inception in 1993. Mr. Cropper also has been performing audit and accounting services to the general partners of the Registrant and their affiliates for over 18 years. In 2001, Mr. Cropper joined the accounting firm of Armanino McKenna LLP, located in Walnut Creek, California. As a result the Partnership has retained the firm of Armanino McKenna LLP, to provide its audit and financial services under the auspices of Mr. Cropper. Thus, although there has been a change in accounting firms, there has not been a change in accountants.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  February 13, 2001

                                               REDWOOD MORTGAGE INVESTORS VII,
                                               a California limited partnership



                                               By:      /s/ Michael R. Burwell
                                                        Michael R. Burwell
                                                        General Partner